Artisan Partners Asset Management Inc. Reports February 2016 Assets Under Management
Milwaukee, WI - March 9, 2016 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of February 29, 2016 totaled $91.2 billion. Separate accounts accounted for $42.1 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $49.1 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of February 29, 2016 - ($ Millions)
Global Equity Team
Non-U.S. Growth	27,297
Non-U.S. Small-Cap Growth	1,174
Global Equity	686
Global Small-Cap Growth	119

U.S. Value Team
U.S. Mid-Cap Value	7,062
U.S. Small-Cap Value	697
Value Equity	1,488

Growth Team
U.S. Mid-Cap Growth	13,159
U.S. Small-Cap Growth	1,955
Global Opportunities	6,936

Global Value Team
Non-U.S. Value	15,420
Global Value	13,179

Emerging Markets Team
Emerging Markets	513

Credit Team
High Income	1,144

Developing World Team
Developing World	420

Firm Total	$91,249

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com